Exhibit 10.7

FORM OF

ROLLOVER AGREEMENT

ROLLOVER AGREEMENT dated as of November    , 2005 (this “Rollover Agreement”) between Accellent Holdings Corp., a Delaware corporation (“Accellent Holdings”), and the individual listed on Schedule I hereto (the “Management Stockholder”).

WHEREAS, on October 7, 2005, Accellent Acquisition Corp. (“AAC”), a Delaware corporation, and Accellent Inc., a Maryland corporation (the “Company”), entered into an Agreement and Plan of Merger, as amended on October 18, 2005 (the “Merger Agreement”), pursuant to which Accellent Merger Sub Inc., a Maryland corporation and wholly-owned subsidiary of AAC, will merge with and into the Company (the “Merger”) with the Company continuing as the surviving corporation;

WHEREAS, the Management Stockholder currently holds options to acquire shares of common stock, par value $0.01 per share, of the Company (“Accellent Options”), all of which shall become fully vested upon consummation of the Merger, pursuant to the Amended and Restated Accellent Inc. 2000 Stock Option and Incentive Plan (the “Existing Accellent Option Plan”) and has agreed, as of the effective time of the Merger, to convert certain of such Accellent Options in lieu of receiving the consideration specified in Section 3.3 of the Merger Agreement with respect to such options;

WHEREAS, pursuant to Section 18.3 of the Existing Accellent Option Plan, upon the consummation of the Merger, the Existing Accellent Option Plan and all outstanding but unexercised options under the Existing Accellent Option Plan will be assumed by Accellent Holdings; and

WHEREAS, in connection with the conversion of such Accellent Options, Accellent Holdings will grant after the Closing Date the number of new time and performance based options specified on Schedule I hereto under the 2005 Equity Plan for Key Employees of Accellent Holdings and Its Subsidiaries and Affiliates (the “2005 Option Plan”) pursuant to the terms of the 2005 Option Plan.

NOW THEREFORE, in consideration of the foregoing, and the covenants and promises and representations set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged and accepted, the parties hereto agree as follows:

1.             The Management Stockholder agrees to convert Accellent Options representing a percentage of such Management Stockholder’s Total Rollover Value (as defined below) as specified on Schedule I hereto into options to acquire shares of common stock, par value $0.01 per share, of Accellent Holdings (the “Rollover Options”).  Such Rollover Options shall be issued on the same terms as set forth in the applicable option agreement entered into pursuant to the Existing Accellent Option Plan.  The actual Accellent Options to be converted shall be determined by the Company.

2.             For purposes of this Rollover Agreement, “Total Rollover Value” shall mean, with respect to an option to purchase shares of any class of Company common stock, the excess of (x) the Transaction Value (as defined below) per share of common stock underlying such option held by such Management Stockholder over (y) the aggregate exercise price per share of such option.  “Transaction Value” shall mean, for each share of Company common stock, the amount of merger consideration per share that such share of Company common stock is entitled to receive pursuant to Section 3.3 of the Merger Agreement.

3.             The exercise price per share of the common stock of Accellent Holdings underlying the Rollover Options will be 25% of the Base Price (as defined in the Management Stockholder’s Agreement dated the date hereof, between Accellent Holdings and the undersigned Management Stockholder (the “Management Stockholder’s Agreement”)).  The number of shares of common stock of Accellent Holdings underlying the Rollover Options to be received by the undersigned Management Stockholder will be the excess, if any, of the aggregate fair market value of the shares subject to the Rollover Option over the aggregate exercise price of such Rollover Option divided by 75% of the Base Price.

4.             This Rollover Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

5.             To the extent that the terms of the Existing Accellent Option Plan or the applicable stock option agreement entered into pursuant to the Existing Accellent Option Plan as they relate to the Rollover Options conflict with the terms of (i) this Rollover Agreement, (ii) the Management Stockholder’s Agreement, or (iii) the Sale Participation Agreement, dated as of the date hereof, between Accellent Holdings LLC and the undersigned Management Stockholder (collectively, the “New Agreements”), the terms of the New Agreements shall govern.

6.             This Rollover Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart.

Schedule I

ROLLOVER ELECTION FORM

Name of Management Stockholder:

1.     SELECT EITHER A OR B:

A.                                   Percentage of Total Rollover Value with respect to the Management Stockholder which the Management Stockholder agrees to rollover:                              % (rounded-up to the next full share).

or

B.                                     Amount of Total Rollover Value with respect to the Management Stockholder which the Management Stockholder agrees to rollover:  $                            (rounded-up to the next full share).

2.     PLEASE COMPLETE THE FOLLOWING:

If the undersigned Management Stockholder intends to purchase shares of Purchased Stock (as defined in   the Management Stockholder’s Agreement), please provide this number of shares of Purchased Stock.  As  specified in the Management Stockholder’s Agreement, this Purchased Stock has a base price of $5.00.  If          the undersigned Management Stockholder does not intend to purchase shares of Purchased Stock, please          enter “N/A”:

By executing this Schedule, the undersigned Management Stockholder accepts and agrees to be bound by and subject to the terms and conditions of, and makes the representations, warranties and agreements set forth in the New Agreements.  The parties to each such New Agreement shall treat the execution and delivery hereof by the undersigned Management Stockholder as the execution and delivery of such New Agreement by the undersigned Management Stockholder, and, upon receipt and acceptance of this Schedule by such parties, the signature of the undersigned Management Stockholder set forth below shall constitute a counterpart to the signature page of each such New Agreement.

Management Stockholder

Dated: November	, 2005

ACCEPTED BY:

ACCELLENT HOLDINGS CORP.

By:
Name:
Title:

Dated: November	, 2005